Universal Technical Institute Reports Fiscal Year 2019 Fourth Quarter and Year-End Results

SCOTTSDALE, ARIZ. - December 2, 2019 - Universal Technical Institute, Inc. (NYSE: UTI), the leading provider of transportation technician training, reported financial results for the fiscal 2019 fourth quarter and full year ended September 30, 2019.

•	Fourth quarter revenue increased 9.2% versus the prior year quarter to $87.7 million, driving fiscal 2019 revenue to $331.5 million, up 4.6% versus the prior year.

•	New student starts, excluding the Norwood, MA campus, were up 10.4% for the fourth quarter and 11.5% for fiscal 2019 as compared to the respective prior year periods.

•	Fourth quarter operating income of $5.4 million improved $16.5 million from the prior year quarter loss, while the full year operating loss of $7.8 million improved $27.5 million year over year.

•
UTI expects fiscal 2020 revenue growth of between 2.0% and 4.0% versus fiscal 2019, which, along with continued cost optimization, is expected to position UTI to be profitable for the full year and increase cash flow versus fiscal 2019.

“UTI delivered start growth every quarter of fiscal 2019,” said Jerome Grant, UTI’s Chief Executive Officer. “Our multi-pronged strategy is delivering results, with enrollments, student starts, revenue, profitability, and cash flow all coming in at or better than our expectations. As we continued to open new campuses, optimize our cost structure and footprint, and reshape our approach to marketing, admissions, operational execution and industry engagement in fiscal 2019, we have built a solid foundation for the business and have set ourselves up for the next phase of profitable growth.

“We are consistently achieving our goal of generating the majority of our inquiries from the highest converting sources, and as a result, a higher percentage of all students who inquire about UTI submit an application and ultimately start school at one of our campuses. Our newest metro campus in Bloomfield, New Jersey is on track to exceed its initial pro forma objectives and, combined with the performance of our Dallas and Long Beach campuses, is proving the metro model’s power to drive growth and deliver an attractive return on investment. We also continue to optimize our campus footprint with the exiting of our Norwood, Massachusetts campus, reduction of square footage at our Exton, Pennsylvania campus and addition of new, high-demand programs like welding at several campuses.

“Looking ahead to fiscal 2020, we expect to further realize the operational and financial benefits of ongoing transformative strategies, which have the potential to be amplified as we identify new opportunities for growth. As ever, our focus also remains on delivering to UTI students a high-value education that sets them up for success while delivering the highly qualified technicians our industry partners demand and need.”

Financial Results for the Three-Month Period Ended September 30: 2019 Compared to 2018

•	New student starts, excluding the Norwood, MA campus, were up 10.4%; new student starts, including the Norwood, MA campus, were up 6.9%.

•
Revenues increased 9.2% to $87.7 million, compared to $80.3 million driven by higher average full-time enrollment and an increase in tuition rate. One additional earning day also positively impacted tuition revenue.

•
Operating expenses decreased 10.0% to $82.2 million, compared to $91.3 million. The decrease was attributable to lower contract and professional services expenses, total compensation and related costs and advertising.

•	Operating income was $5.4 million, compared to an operating loss of $11.1 million.

•	Net income was $5.5 million, compared to a net loss of $11.0 million.

•	Adjusted operating income* was $5.8 million, compared to an adjusted operating loss of $8.6 million.

•	Adjusted EBITDA gain* was $10.4 million, compared to an adjusted EBITDA loss of $4.1 million.

Financial Results for the Year Ended September 30: 2019 Compared to 2018

•	New student starts, excluding the Norwood, MA campus, were up 11.5%; new student starts, including the Norwood, MA campus, were up 8.8%.

•
Revenues increased 4.6% to $331.5 million, compared to $317.0 million driven by higher average full-time enrollment and average revenue per student, along with one additional earning day. These increases were partially offset by a decrease in industry training revenue.

•
Operating expenses decreased 3.7% to $339.3 million, compared to $352.2 million. The primary drivers of the decrease were lower advertising expenses, contract and professional services expenses, student training aids and total compensation and related costs.

•	Operating loss was $7.8 million, compared to $35.3 million.

•	Net loss was $7.9 million, compared to $32.7 million, which included a $3.0 million tax benefit.

•	Adjusted operating loss* was $1.7 million, compared to $25.7 million.

•	Adjusted EBITDA gain* was $17.0 million, compared to an adjusted EBITDA loss of $7.8 million.

•	Cash flow provided by operating activities was $21.7 million, improving $35.1 million due to the higher profitability and increased deferred revenue as a result of the timing of student starts.

•	Adjusted free cash flow* was $20.7 million, improving $34.0 million.

*See “Use of Non-GAAP Financial Information” below.

Student Metrics

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2019	2018	2019	2018

Total starts	6,437	6,022	11,652	10,705
Total starts (excluding Norwood, MA campus)**	6,437	5,829	11,562	10,366
Average undergraduate full-time student enrollment	10,933	10,496	10,674	10,418
End of period undergraduate full-time student enrollment	12,363	11,931	12,363	11,931

** Starting with the third quarter fiscal 2019, UTI reported operating metrics, such as students starts, excluding its Norwood, MA campus. As previously reported on the Current Report on Form 8-K filed with the SEC on February 19, 2019, Norwood stopped accepting new student applications in the second quarter of fiscal 2019. UTI currently expects to fully close the campus before the end of fiscal 2020. As such, the company believes it is appropriate to exclude its impact.

Fiscal 2020 Financial Outlook
"We believe the company is well positioned to deliver consistent growth in revenue, profitability and cash flow," said UTI Chief Financial Officer Troy Anderson. “For fiscal 2020, we are projecting steady growth in enrollments and student starts. We expect UTI to grow revenue for a second straight year, to be profitable on a full-year basis, and to further increase cash flow."

	FY 2019 Actuals	FY 2020 Guidance

New student start growth (excluding Norwood, MA campus)	11.5%	Up 2.5% – 4.5%
Average student population growth	2.5%	Up 1.0% – 2.0%
Revenue [1]	$331.5M	$338.0M – $345.0M
Operating expenses [2]	$339.3M	$330.0M – $335.0M
Operating income (loss) [2]	($7.8M)	$8.0M – $13.0M
Adjusted operating income (loss) [2]	($1.7M)	$13.0M – $18.0M
Adjusted EBITDA [2]	$17.0M	$26.5M – $31.5M
Operating cash flow	$21.7M	$28.0M – $33.0M
Adjusted free cash flow	$20.7M	$23.5M – $28.5M
Capital expenditures	$6.5M	$8.0M – $9.5M
1 FY 2020 guidance equates to year over year revenue growth of 2.0% to 4.0%, which includes a 1.0% to 1.5% net negative impact from the Norwood, MA campus exit.

2 FY 2020 guidance includes the impact from ASC 842 adoption. Refer to schedule on page 12.

Conference Call
Management will hold a conference call to discuss the 2019 fourth quarter and year-end results today at 2:30 p.m. MST (4:30 p.m. EST). This call can be accessed by dialing 412-317-6790 or 844-881-0138. Investors are invited to listen to the call live at https://investor.uti.edu. Please access the website at least 10 minutes early to register, download and install any necessary audio software. A replay of the call will be available on the Investor Relations section of UTI's website for 90 days or the replay can be accessed through January 2, 2020 by dialing 412-317-0088 or 877-344-7529 and entering pass code 10136811.

Use of Non-GAAP Financial Information

This press release and the related conference call contains non-GAAP (Generally Accepted Accounting Principles) financial measures, which are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Management chooses to disclose to investors these non-GAAP financial measures because they provide an additional analytical tool to clarify the results from operations and help to identify underlying trends. Additionally, such measures help compare the company's performance on a consistent basis across time periods. Management defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization and adjusted for items not considered as part of the company’s normal recurring operations. Management defines adjusted operating income (loss) as income (loss) from operations, adjusted for items that affect trends in underlying performance from year to year and are not considered normal recurring cash operating expenses. Management defines free cash flow as net cash provided by (used in) operating activities less capital expenditures. Management defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered as part of the company’s normal recurring operations. Management chooses to disclose any campus adjustments as direct costs (net of any corporate allocations). Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, this includes consulting fees incurred as part of the company’s transformation initiative, startup costs related to the Bloomfield, NJ campus, and the teach out and closure of the Norwood, MA campus. To obtain a complete understanding of the company's performance, these measures should be examined in connection with net income (loss), operating income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission. Since the items excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss), operating income (loss) or net cash provided by (used in) operating activities as a measure of the company's operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently than UTI does, limiting their usefulness as a comparative measure across companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures are included below.

Information reconciling forward-looking adjusted EBITDA, adjusted operating income (loss) and adjusted free cash flow to the most directly comparable GAAP financial measure is unavailable to the company without unreasonable effort. The company is not able to provide a quantitative reconciliation of adjusted EBITDA, adjusted operating income (loss) or adjusted free cash flow to the most directly comparable GAAP financial measure because certain items required for such reconciliation are uncertain, outside of the company’s control and/or cannot be reasonably predicted, including but not limited to the provision for (benefit from) income taxes. Preparation of such reconciliation would require a forward-looking statement of income (loss) and statement of cash flows prepared in accordance with GAAP, and such forward-looking financial statements are unavailable to the company without unreasonable effort.

Safe Harbor Statement
All statements contained herein, other than statements of historical fact, are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements include the following: the company’s belief that it has built a solid foundation for the business and has set itself up for the next phase of profitable growth; the company’s expectation that the newest metro campus in Bloomfield, New Jersey is on track to exceed its initial pro forma objectives; the company’s belief that in fiscal 2020, it will further realize the benefits of the transformative strategies; the company’s plans to refine the durable cost structure reductions made in 2019 and identify new opportunities for growth; the company’s belief that it is well positioned to deliver consistent growth in revenue, profitability and cash flow; the company’s projection of steady growth in enrollments and student starts for 2020; and the company’s expectation to grow revenue for a second straight year, to be profitable on a full-year basis and to further increase cash flow. Such statements are based upon management's current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the company's actual results include, among other things, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by UTI, increased investment in management and capital resources, the effectiveness of the recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic conditions of the company, the adoption of new accounting standards including the new lease accounting guidance, and other risks that are described from time to time in the company's public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the Securities and Exchange Commission. The forward-looking statements speak only as of the date of this press release. Except as required by law, the company expressly disclaims any obligation to publicly update any forward-looking statements whether as a result of new information, future events, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

About Universal Technical Institute, Inc.
With more than 220,000 graduates in its 54-year history, Universal Technical Institute, Inc. (NYSE: UTI) is the nation’s leading provider of technical training for automotive, diesel, collision repair, motorcycle and marine technicians, and offers welding technology and computer numerical control (CNC) machining programs. The company has built partnerships with industry leaders, outfits its state-of-the-industry facilities with current technology, and delivers training that is aligned with employer needs. Through its network of 13 campuses nationwide, UTI offers post-secondary programs under the banner of several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NASCAR Tech). The company is headquartered in Scottsdale, Arizona. For more information, visit uti.edu.

Company Contact:
Troy R. Anderson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-9365

Investor Relations Contact:
Moriah Shilton
LHA Investor Relations
(415) 433-3777
UTI@lhai.com

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(UNAUDITED)

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2019	2018	2019	2018
	(In thousands, except per share amounts)
Revenues	$87,666	$80,256	$331,504	$316,965
Operating expenses:
Educational services and facilities	43,924	47,954	178,317	182,589
Selling, general and administrative	38,304	43,353	160,989	169,651
Total operating expenses	82,228	91,307	339,306	352,240
Income (loss) from operations	5,438	(11,051)	(7,802)	(35,275)
Other income (expense):
Interest expense, net	(458)	(480)	(1,729)	(1,885)
Equity in earnings of unconsolidated affiliate	101	96	399	385
Other income	346	443	1,467	1,078
Total other income (expense), net	(11)	59	137	(422)
Income (loss) before income taxes	5,427	(10,992)	(7,665)	(35,697)
Income tax expense (benefit)	(50)	9	203	(3,015)
Net income (loss) and comprehensive income (loss)	$5,477	$(11,001)	$(7,868)	$(32,682)
Preferred stock dividends	1,323	1,323	5,250	5,250
Income (loss) available for distribution	$4,154	$(12,324)	$(13,118)	$(37,932)

Earnings (loss) per share:
Net income (loss) per share - basic	$0.09	$(0.49)	$(0.52)	$(1.51)
Net income (loss) per share - diluted	$0.09	$(0.49)	$(0.52)	$(1.51)
Weighted average number of shares outstanding:
Basic	25,523	25,209	25,438	25,115
Diluted	26,106	25,209	25,438	25,115

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	Sept. 30, 2019	Sept. 30, 2018
Assets	(In thousands)
Current assets:
Cash and cash equivalents	$65,442	$58,104
Restricted cash	15,113	14,055
Receivables, net	17,937	21,106
Notes receivable, current portion	5,227	5,183
Prepaid expenses	7,054	10,320
Other current assets	7,331	8,027
Total current assets	118,104	116,795
Property and equipment, net	104,126	114,848
Goodwill	8,222	8,222
Notes receivable, less current portion	29,852	31,194
Other assets	10,222	11,219
Total assets	$270,526	$282,278

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$45,878	$46,617
Deferred revenue	42,886	38,236
Accrued tool sets	2,586	2,397
Financing obligation, current	1,554	1,319
Other current liabilities	3,940	3,893
Total current liabilities	96,844	92,462
Deferred tax liabilities, net	329	329
Deferred rent liability	10,326	12,003
Financing obligation	39,161	40,715
Other liabilities	9,578	10,124
Total liabilities	156,238	155,633

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.0001 par value, 100,000,000 shares authorized, 32,498,830 shares issued and 25,633,933 shares outstanding as of September 30, 2019 and 32,168,795 shares issued and 25,303,898 shares outstanding as of September 30, 2018	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 700,000 shares of Series A Convertible Preferred Stock issued and outstanding as of September 30, 2019 and September 30, 2018, liquidation preference of $100 per share	—	—
Paid-in capital - common	187,493	186,732
Paid-in capital - preferred	68,853	68,853
Treasury stock, at cost, 6,864,897 shares as of September 30, 2019 and September 30, 2018	(97,388)	(97,388)
Retained deficit	(44,673)	(31,555)
Total shareholders’ equity	114,288	126,645
Total liabilities and shareholders’ equity	$270,526	$282,278

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended Sept. 30,
	2019	2018
	(In thousands)
Cash flows from operating activities:
Net loss	$(7,868)	$(32,682)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	13,222	13,006
Amortization of assets subject to financing obligation	2,682	2,682
Goodwill and intangible asset impairment expense	—	1,164
Bad debt expense	1,166	1,511
Stock-based compensation	1,390	1,815
Deferred income taxes	—	(2,812)
Equity in earnings of unconsolidated affiliate	(399)	(385)
Training equipment credits earned, net	302	33
Other (gains) losses, net	561	122
Changes in assets and liabilities:
Receivables	(1,483)	(2,695)
Notes receivable	1,298	3,393
Prepaid expenses and other current assets	3,157	(1,584)
Other assets	1,016	(116)
Accounts payable and accrued expenses	2,942	3,858
Deferred revenue	4,650	(5,663)
Income tax payable/receivable	166	(812)
Accrued tool sets and other current liabilities	300	1,014
Deferred rent liability	(1,677)	5,116
Other liabilities	321	(318)
Net cash provided by (used in) operating activities	21,746	(13,353)
Cash flows from investing activities:
Purchase of property and equipment	(6,453)	(20,606)
Proceeds from disposal of property and equipment	34	25
Proceeds received upon maturity of investments	—	7,739
Purchase of trading securities	—	(894)
Proceeds from sales of trading securities	—	40,902
Capitalized costs for intangible assets	—	(325)
Return of capital contribution from unconsolidated affiliate	267	291
Net cash provided by (used in) investing activities	(6,152)	27,132
Cash flows from financing activities:
Payment of preferred stock dividend	(5,250)	(5,250)
Repayment of financing obligation	(1,319)	(1,107)
Payment of payroll taxes on stock-based compensation through shares withheld	(629)	(223)
Net cash used in financing activities	(7,198)	(6,580)
Net increase in cash and cash equivalents	8,396	7,199
Cash, cash equivalents and restricted cash, beginning of period	72,159	64,960
Cash, cash equivalents and restricted cash, end of period	$80,555	$72,159

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

Reconciliation of Net Income (Loss) to EBITDA

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2019	2018	2019	2018
	(In thousands)
Net income (loss), as reported	$5,477	$(11,001)	$(7,868)	$(32,682)
Interest expense, net	458	480	1,729	1,885
Income tax expense (benefit)	(50)	9	203	(3,015)
Depreciation and amortization	4,268	4,151	17,291	17,074
EBITDA	$10,153	$(6,361)	$11,355	$(16,738)
Non-recurring consulting fees for transformation initiative	$—	$1,641	$4,224	$5,776
Start-up costs associated with Bloomfield, NJ campus opening	$—	$507	$—	$3,446
Net restructuring charge for Norwood, MA campus exit	$48	$—	$1,433	$—
Norwood, MA campus operations	$154	$133	$(51)	$(270)
Adjusted EBITDA, non-GAAP	$10,355	$(4,080)	$16,961	$(7,786)

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Adjusted Free Cash Flow

	Twelve Months Ended Sept. 30,
	2019	2018
	(In thousands)
Net cash provided by (used in) operating activities, as reported	$21,746	$(13,353)

Purchase of property and equipment	(6,453)	(20,606)
Non-recurring consulting fees for transformation initiative(1)	3,950	6,050
Cash outflow associated with Bloomfield, NJ campus opening (2)	—	14,761
Cash outflow associated with Norwood, MA campus exit	1,362	—
Estimated free cash flow provided by (used in) Norwood, MA campus operations	104	(149)
Adjusted free cash flow, non-GAAP	$20,709	$(13,297)

Reconciliation of Income (Loss) from Operations to Adjusted Operating Income (Loss)

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2019	2018	2019	2018
	(In thousands)
Income (loss) from operations, as reported	$5,438	$(11,051)	$(7,802)	$(35,275)
Non-recurring consulting fees for transformation initiative(1)	—	1,641	4,224	5,776
Start-up costs associated with Bloomfield, NJ campus opening(2)	—	507	—	3,465
Net restructuring charge for Norwood, MA campus exit	48	—	1,433	—
Norwood, MA campus operating loss	266	276	419	362
Adjusted operating income (loss), non-GAAP	$5,752	$(8,627)	$(1,726)	$(25,672)

(1)In October 2018, UTI terminated the agreement with the consultant and paid a termination fee of $3.95 million related to the transformation plan. The consulting services covered marketing, admissions, future student processing, retention and cost savings initiatives. UTI determined that the company has developed sufficient expertise to execute transformation plan efforts internally. Total expense recognized during the twelve months ended September 30, 2019, related to the consultant was $4.22 million. During the three and twelve months ended September 30, 2018, UTI also incurred $1.6 million and $5.8 million, respectively in fees to the same consultant as the company began the transformation plan.

(2)The Bloomfield, NJ campus opened in August 2018, both the QTD and YTD numbers reflect preopening costs through the end of July 2018.

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL INFORMATION
(UNAUDITED)

Selected Supplemental Financial Information

	Three Months Ended Sept. 30,		Twelve Months Ended Sept. 30,
	2019	2018	2019	2018
	(In thousands)
Salaries expense	$32,877	$34,942	$136,022	$138,721
Employee benefits and tax	6,889	8,312	30,102	31,181
Bonus expense	3,957	2,167	11,268	8,441
Stock-based compensation	(91)	569	1,440	1,864
Total compensation and related costs	$43,632	$45,990	$178,832	$180,207

Advertising expense	$9,748	$11,898	$41,163	$44,789
Contract and professional services expense	$2,612	$5,250	$16,592	$19,331
Depreciation and amortization expense	$4,268	$4,151	$17,291	$17,074
Goodwill and intangible asset impairment expense	$—	$—	$—	$1,164
Occupancy expense, net of subleases	$9,550	$9,713	$36,759	$38,109
Student training aids	$195	$412	$848	$2,330

Graduate Employment Rate

	Twelve Months Ended Sept. 30,
	2018	2017

Graduate employment rate	86%	84%
Graduates	8,117	8,539
Graduates available for employment	7,709	8,086
Graduates employed	6,664	6,818

The employment calculation is based on all graduates, including those that completed manufacturer specific advanced training programs, from October 1, 2017, to September 30, 2018, and October 1, 2016, to September 30, 2017, respectively, excluding graduates not available for employment because of continuing education, military service, health, incarceration, death or international student status.

Impact of the Adoption of ASC 842, Leases
UTI adopted ASC 842 effective October 1, 2019. The adoption of the standard will result in the recognition of operating lease right-of-use assets and operating lease liabilities based on the lease portfolio as of October 1, 2019.
In addition, we have two build-to-suit leases that were accounted for as financing obligations and related assets because we had continued involvement in the related facility after the construction period was completed. The financing obligations will be classified as operating leases in accordance with the new standard as of the transition date including recognition of operating lease right-of-use assets and lease liabilities. The change will result in the derecognition of the existing deferred financing obligation and related assets. The cumulative impact of the derecognition of these financing obligations as of October 1, 2019, will be an increase in stockholders' equity. The reclassification will also result in the recognition of rent expense, which was previously reported as interest expense under the former accounting guidance.
The following represents management’s best estimates of the effects of adopting ASC 842 at the time of the preparation of this press release. UTI’s fiscal year 2020 guidance includes the impacts noted below.

Opening Balance Sheet Impact

Net Increase in Assets	Net Increase in Liabilities	Net Increase in Equity
~$112.4M to $122.4M	~$103.2M to $113.2M	~$9.1M
Impact to 2020 Operating Income and EBITDA

Decrease in Adjusted Operating Income	Decrease in Adjusted EBITDA
$1.6M	$5.2M

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